                                               NEWS RELEASE

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846 N. Mart-Way Court, Olathe, Kansas 66061            Phone: 913-647-0158
                                                       Fax:  913-647-0132

       investorrelations@elecsyscorp.com
FOR IMMEDIATE RELEASE:

Contact:          Todd A. Daniels
                  (913) 647-0158, Phone
                  (913) 647-0132, Fax
                  investorrelations@elecsyscorp.com

ELECSYS CORPORATION APPOINTS ROB O'CONOR NEW VICE
PRESIDENT OF BUSINESS DEVELOPMENT AT DCI SUBSIDIARY

Olathe, Kansas (May 15, 2008) - Elecsys Corporation (AMEX: ASY), announced today that Robert  O'Conor will be joining the Company as Executive  Vice President of
Business  Development for its DCI, Inc. subsidiary at the end of this month. Mr.
O'Conor is currently the Global Sales Leader for GE Energy Filtration  Products.
The  business,  a  provider  of  custom  process  management  equipment  serving industrial  customers  worldwide,  began in  Kansas  City as BHA  Group  and was acquired by General  Electric in 2004. Mr. O'Conor held various  engineering and sales positions with the  organization  over the last 23 years.  Since 1996, Mr.
O'Conor  managed global business  development  efforts and drove annual sales to over $200 million.  Mr. O'Conor holds a bachelor's degree in business technology from Pennsylvania State University.

Karl B. Gemperli, Chief Executive Officer, commented,  "During his time with BHA and GE Energy,  Rob was  responsible  for meeting sales and margin goals and led that organization  through  double-digit annual growth. His business development expertise  and focus on a  value-based  sales  approach  for  custom  engineered solutions make Rob an ideal fit for DCI's operating  model of forming  long-term customer partnerships by providing premium products and unsurpassed service. His broad experience building  high-performance sales teams will be invaluable as we expand our business and market  penetration.  We look forward to Rob joining the
DCI team as we accelerate through our next phase of growth."

Phil Schoettlin,  DCI's former Vice President of Sales,  left the Company on May
13th, 2008.

Elecsys Corporation  operates three wholly owned  subsidiaries,  DCI, Inc., NTG,
Inc., and Radix  Corporation.  DCI provides  electronic design and manufacturing services for original equipment manufacturers in the aerospace,  transportation, communications,  safety,  security and other industrial product industries.  DCI has  specialized  expertise  and  capabilities  to integrate  custom  electronic assemblies with a variety of innovative display and interface technologies.  NTG designs,  markets,  and provides remote monitoring solutions for the gas and oil pipeline  industry as well as other  industries that require remote  monitoring.
Radix develops, designs and markets

ultra-rugged handheld computers,  peripherals and portable printers. The markets served by its products include utilities,  transportation logistics, traffic and
parking   enforcement,   route   accounting/deliveries,   and   inspection   and
maintenance. For more information, visit our website at www.elecsyscorp.com.

Safe-Harbor  statement:  The  discussions  set forth in this press  release  may contain  forward-looking  comments based on current  expectations that involve a number of risks and  uncertainties.  Actual results could differ materially from those  projected or suggested in the  forward-looking  comments.  The difference could be  caused by a number  of  factors,  including,  but not  limited  to the factors and conditions that are described in Elecsys  Corporation's SEC filings, including  the Form  10-KSB for the year  ended  April 30,  2006.  The reader is cautioned  that  Elecsys  Corporation  does  not have a policy  of  updating  or revising  forward-looking  statements  and thus he or she should not assume that silence by management of Elecsys  Corporation over time means that actual events are bearing out as estimated in such forward-looking statements.